EXHIBIT NUMBER 2.2

(STAMPED)
STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 06/13/1994
944106296 - 2342126

                           CERTIFICATE OF AMENDMENT
                                      OF
                         CERTIFICATE OF INCORPORATION

     INTERNATIONAL TRANSPORTATION SERVICES, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

     FIRST: The name of the corporation (hereinafter called the "Corporation") is INTERNATIONAL TRANSPORTATION SERVICES, INC.

     SECOND: The Certificate of Incorporation of the Corporation is hereby amended by striking out Article FIRST thereof and by substituting in lieu of said Article the following new Article:

           "FIRST: The name of the corporation (hereinafter called the Corporation) is INTERNATIONAL FREIGHT LOGISTICS, LTD."

     THIRD: The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provisions of Section 228 and 242 of the General Corporation Law of the State of Delaware. Prompt written notice of the adoption of the amendment herein certified has been given to those stockholders who have not consented in writing thereto, as provided in Section 228 of the General Corporation Law of the State of Delaware.

Signed and Attested to on June 7, 1994.

                                                   /s/ Laura Polis
                                                   -----------------------------
                                                       Laura Polis, President

Attest:

/s/ Simone V. Palazzolo
-----------------------------
Simone V. Palazzolo,
Secretary